                                                                     Exhibit 4.1

                            6% CONVERTIBLE DEBENTURE

Number _____________                                                U.S. $25,000

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE RESOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS THE SALE IS OTHERWISE EXEMPT FROM REGISTRATION. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, PLEDGE OR HYPOTHECATION, OR OTHER TRANSFER. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICT1ONS ON TRANSFER CONTAINED IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                             SAF T LOK INCORPORATED
                            West Palm Beach, Florida
                                 July 14, 1999

      Saf T Lok Incorporated, a Florida corporation (the "Company"), for value received promises to pay to _______________________________, or registered assigns, the principal sum of Twenty five thousand U.S. Dollars (U.S. $25,000) on 07/15/01 (the "Maturity Date" or upon the prior sale of all or substantially all of the assets of the Company, merger, consolidation or acquisition in which the Company is not the survivor), which principal sum shall be payable in such coin or currency of the United States of America which at the time of payment is legal tender or public and private debts. Interest on such principal sum shall be simple interest paid annually, on the anniversary date of this debenture or the next following business day, at the rate of six percent (6%) per year from the date hereof, and shall be payable in the form of cash or shares of Common Stock of the Company, at the Company's sole discretion. Payment of principal and interest shall be made at the offices of the Company in West Palm Beach, Florida. The number of shares of Common Stock shall be determined as provided below. Such shares shall be mailed to the registered owner of this Debenture at the address appearing on the books of the Company.

      This Debenture is one of a duly authorized issue of the Company's debentures in the aggregate amount of up to Two Million Dollars ($2,000,000.00) issued in minimum denominations of Twenty-five Thousand Dollars ($25,000), all of like tenure and maturity, except variations necessary to express the number and payee of each Debenture.

      1. Equal Rank. All Debentures of this issue rank equally and ratably without priority over one another.

      2. Conversion of Debentures and Payment of Interest. The holder of this Debenture may at any time commencing after the earlier of the effective date of the registration statement covering the conversion shares, or ninety (90) days after the filing of the registration statement covering the conversion shares (which shall be the date upon which the Notice of Conversion in the form attached hereto is received by the Company) from the day after the convert the principal amount of this Debenture into the Company's common stock at the conversion price equal to seventy-five percent (75%) of the market price of the Company's common stock on the date the Company provided that in any event such conversion price shall be not less than $0.50 (the "Floor"), nor greater than $2.00 per share (the "Ceiling") subject to adjustment pursuant to Section 4 hereof, (the "Conversion Price"). The number of shares to be received upon such conversion shall be determined by dividing the principal on this Debenture through the effective date of the conversion by the Conversion Price, provided that a minimum of $25,000 must be converted upon any such conversion or any lesser amount remaining held by the Holder upon conversion. To convert this Debenture, the holder hereof must surrender this Debenture at the office of the Company, together with a written Notice of Conversion in the form annexed to this Debenture, properly filled out and executed by the holder hereof. If shares of common stock issuable upon such conversion are to be registered in the name of anyone other than the registered holder of this Debenture, such Notice of Conversion shall be accompanied by a written instrument of transfer in a form satisfactory to the Company, properly completed and executed together with such other documents as shall be reasonably requested by the Company. Facsimile copies of such documents will be accepted by the Company, provided that the originally executed documents are provided to the Company within five (5) business days after the Company has received such facsimile copies.

If any interest shall be paid on the Debenture in shares of stock when such Debenture is not being converted pursuant to the terms hereof, such interest shall be payable at a per-share price computed at 75% of the market price as set forth above in the Paragraph 2, except that such market price shall be calculated on the date such interest payment is due.

      3. Right of Repayment. The Company shall have the right to pre-pay this Debenture at any time, along with all other outstanding debentures in this issue, by following the procedure set forth in this paragraph. The Company may redeem or prepay the Debenture prior to maturity as follows: The Company shall pay the face value of the Debenture plus all accrued interest at the date of prepayment or redemption and in the event the prepayment or redemption occurs within ninety (90) days from the date of issuance of the Debenture then the Company shall also pay the Debenture holder a premium of ten (10%) of the face value at time of redemption or prepayment. In the event the prepayment or redemption occurs after ninety days but within one hundred eighty (180) days from the date of issuance of the debenture then the Company shall pay the Debenture holder a premium of twenty (20%) of the face value at time of redemption or prepayment, plus all accrued interest. Upon electing to prepay all, and not less than all, of the outstanding Debentures in this issue, the Company shall notify each debenture holder in writing of this election. This notice shall state (a) the Company has elected to pre-pay all of the outstanding debentures on this issue; (b) the date such prepayment will occur which shall be not less than 60 days from the date of the notice (the "Prepayment Date"); and
(c) that the Company has the financial capability to prepay all of the outstanding debentures in this issue along with an explanation for such prepayment. If the Debenture has not been converted by the Prepayment Date, (a) the holder of this Debenture shall promptly tender this Debenture to the Company upon receipt of the principal of this Debenture in cash and the accrued interest on this Debenture in cash or common stock as provided above and (b) this Debenture shall, on the Prepayment date, convert to the right to receive such prepayment only, unless previously converted, or to the extent this Debenture has not been converted, the Company shall pay all principal and interest due hereon upon the sale of all or substantially all of the assets of the Company or a merger, consolidation or acquisition in which the Company is not the survivor.

      4. Adjustments to Conversion. If the Company is recapitalized, or effects a stock split or reverse stock split, provisions shall be made as part of the terms of the recapitalization, stock split or reverse stock split, so that the holder of this Debenture may receive, in lieu of the common stock otherwise issuable to the holder upon conversion or payment of this Debenture, at the same conversion ratio, the same amount of securities as may be distributable upon the recapitalization, stock split or reverse stock split with respect to the common stock into which this Debenture is convertible, provided that the Floor and the Ceiling amounts shall also be adjusted at such conversion ratio, and provided further that any reasonable determination regarding such adjustment by the Company's Board of Directors shall be deemed final and binding on the holder hereof.

      5. Fractional Shares. In lieu of issuing any fraction of a share upon the conversion of this Debenture, the Company shall pay to the holder of this Debenture, for any fraction of a share otherwise issuable upon the conversion, cash equal to the same fraction of the then current per share Conversion Price.

      6. Covenants of Company. The Company covenants and agrees that, so long as the Debenture shall be outstanding, it will:

            (i) Promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested:

            (ii) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise:

            (iii) At all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business earned on in connection therewith may be properly and advantageously conducted at all times:

            (iv) Keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations:

            (v) At all times keep true and correct books, records and accounts:

            (vi) At all items reserve for issuance and delivery upon any conversion of this Debenture and the payment of interest thereon all shares of the Company's common Stock receivable by the Holder upon any such conversion and payment and

            (vii) In the event of any occurrences requiring an adjustment, adjust the shares of common Stock issuable upon any conversion of this Debenture in an appropriate and fair manner in accordance with the provisions of this Debenture.

      8. No Short Selling. By holding this Debenture, the holder agrees that so long as this Debenture is held by the holder and for a period of thirty (30) days following the conversion of this Debenture, the holder will not engage in short selling of the Company's common stock, directly or indirectly, and will not enter into any form of agreement, oral or written, whereby the holder agrees to allow a person or entity to borrow shares of common stock underlying this Debenture for the purpose of short selling such shares. The holder also agrees not to sell this Debenture to any person or entity who has the intention of utilizing the shares underlying this Debenture to effectuate a short sale or to cover a short sale of the Company's common stock.

      9. Events of Default.

            Payment of the principal and interest due under this Debenture shall become and be due and payable upon written demand made by the Holder hereof if one or more of the following events, herein called events of default, shall happen and be continuing:

            (i) Default in the payment of the principal and accrued interest on this Debenture when and as the same shall become due and payable, whether by acceleration or otherwise.

            (ii) Default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for 30 days after written notice, specifying such default, shall be given to the Company by the Holder by the Debenture:

            (iii) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property:

            (iv) Admission in writing of the Company's inability to pay its debts as they mature:

            (v) General assignment by the Company for the benefit of creditors:

            (vi) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

            (vii) Entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 120 days.

The Company agrees that the notice of the occurrence of any event of default will be promptly given to the holder at his or her registered address by Certified Mail. In case any one or more of the events of default specified above shall happen and be continuing, the Holder may proceed to enforce the payment of this Debenture or to enforce any other legal or equitable rights as such Holder may deem appropriate.

      10. Registered Owner. The Company may treat the person or persons whose name or names appear on this Debenture as the absolute owner or owners of this Debenture for the purpose of receiving payment of the principal and interest due on this Debenture and for all other purposes.

      11. This Debenture is Unsecured and is an Obligation of the Company. This Debenture constitutes an unsecured obligation of the Company and is an obligation of the Company only. No recourse shall be had for payment of any principal or interest hereon against any shareholder, officer, director or employee of the Company, either directly or through the Company.

      12. Securities Laws. The holder of this Debenture understands that this Debenture and the shares underlying this debenture are not registered under the Securities Act of 1933, as amended, or any state securities laws. The holder of this Debenture agrees not to sell this Debenture or the shares of common stock except pursuant to an effective registration pertaining to the Debenture or the shares of common stock or pursuant to an exemption from registration under such laws.

      13. Miscellaneous.

            (i) No remedy herein enumerated is intended to be exclusive of any other remedy allowed by law, but each and every remedy shall be cumulative and in addition to every other remedy herein enumerated or allowed by law.

            (ii) No failure or delay to exercise any right or power or any partial exercise, accruing upon any default hereunder shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein.

            (iii) This Debenture and all rights, benefits, powers and obligations hereof shall inure to the benefit and shall bind, respectively, the successors and assigns of the Holder and the Company.

            (iv) In the event any part of this Debenture shall be invalid or unenforceable for any reason, then such invalid or unenforceable part or parts shall be deemed and held to be separate and severable, and the remainder of this Debenture shall continue in full force and full effect.

            (v) The Company agrees to pay and to save the Holder harmless from all cost, liability or expense, including reasonable counsel fees and expenses, in connection with the enforcement of the Holder's rights under this Debenture.

            (vi) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of the Debenture, and in the case of loss, destruction or mutilation upon receipt by the Company of a reasonably satisfactory indemnification, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver a new Debenture of like tenor and date. Any such new Debenture executed and delivered shall constitute an additional contractual obligation on the part of the Company, and the Debenture so lost, stolen, destroyed, or mutilated shall not be at any time enforceable by anyone. Upon the request of the Holder, this Debenture may be replaced by Debentures of other denominations (of at least $25,000 principal amount each) totaling, in aggregate principal amount, the principal amount of this Debenture, provided that this Debenture shall be surrendered and canceled at the time of issuance of such replacement Debentures.

      IN WITNESS WHEREOF, the Company has signed this Debenture this 14 day of July, 1999.

                                          SAF T LOK INCORPORATED


                                          BY: /s/ Franklin W. Brooks
                                              -----------------------------
                                              Franklin W. Brooks, President

                              NOTICE OF CONVERSION

      The undersigned, the holder of Debenture No. AWC 99-4, issued by Saf T Lok Incorporated, hereby elects to convert the Debenture into shares of common stock effective as of the date the Company receives this Notice pursuant to Paragraph 2 (Conversion) of such Debenture.

      Please send a certificate for the appropriate number of shares of common stock in the Company to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------------------------------------
Print Name of Holder


---------------------------------------------
Signature of Authorized Person


Date:
     ----------------------------------------

PLEASE SEND THIS FORM BY FACSIMILE TRANSMISSION TO THE COMPANY AT (561)688-8784 WITH THE ORIGINALLY SIGNED FORM SENT BY U.S. MAIL TO THE COMPANY. THE EFFECTIVE DATE FOR CONVERS1ON SHALL BE THE DATE ON WHICH THE COMPANY RECEIVES EITHER THE FACSIMILE COPY OR THE ORIGINAL FORM, WHICHEVER IS RECEIVED FIRST.